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                                                                    EXHIBIT 99.1


(WEATHERFORD LOGO)                                                  NEWS RELEASE



          WEATHERFORD REPORTS FIRST QUARTER RESULTS OF $0.38 PER SHARE


HOUSTON, April 21, 2004 - - Weatherford International Ltd. (NYSE: WFT) today reported 2004 first quarter diluted earnings per share of $0.38 on net income of $52.6 million, a 41 percent improvement over last year's first quarter diluted earnings per share of $0.27 on net income of $33.5 million. Revenues for the first quarter were $726.8 million, 23 percent higher than the $589.3 million reported last year. Operating income was $86.6 for the quarter, nearly 25 percent higher than the first quarter of the prior year.

On a sequential basis, first quarter revenues were slightly above the record levels posted in the fourth quarter of 2003. In North America, overall business was up slightly with an 8 percent increase in sequential revenues. Eastern Hemisphere revenues declined 7 percent, primarily due to the impact of the seasonal decline in North Sea activity. The first quarter 2004 operating income improved over 7 percent sequentially, reflecting primarily the benefits of ongoing supply chain initiatives. Diluted earnings per share increased to $0.38 in the first quarter from $0.36 in the fourth quarter of 2003.

The company previously announced it adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, to expense the fair value of employee stock-based compensation, which is the "preferred" method of accounting. The company selected the prospective method of adoption for recording stock-based compensation expense. Under this method, the fair value of stock-based compensation granted subsequent to January 1, 2003 is recognized as an expense over the vesting period. The 2003 results and the current quarter reported results reflect stock-based compensation expense.

DRILLING SERVICES

Revenues for the quarter were $403.7 million, 17 percent above the prior year and slightly above the prior quarter's record level revenues. Geographically, all regions showed improvements from the 2003 first quarter, with growth of 47 percent and 35 percent in Latin America and the Middle East regions, respectively. Sequentially, the strong revenue improvements in Canada and the Middle East offset the severe seasonal declines in the North Sea.

Operating income of $76.7 million was 19 percent higher than the same period of the prior year and 3 percent higher than the preceding quarter.



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PRODUCTION SYSTEMS

First quarter revenues of $323.1 million were 33 percent higher than the first quarter of 2003 with increases of 36 percent and 27 percent in North America and international markets, respectively. Sequentially, revenues were slightly above the prior quarter.

The current quarter's operating income of $35.5 million improved 16 percent as compared to the same period of the prior year and 9 percent compared to the fourth quarter of 2003.


RESEARCH AND DEVELOPMENT

The company's Research and Development expenditures were $19.4 million, in line with plan and 4 percent below the prior quarter.


CONFERENCE CALL

The Company will host a conference call with financial analysts to discuss the 2004 first quarter results on April 21, at 9:00 a.m. (CDT). The Company invites investors to listen to a play back of the conference call at the Company's website, www.weatherford.com in the "investor relations" section. Further, the "investor relations/financial information" section of the Company's website includes a disclosure and reconciliation of non-GAAP financial measures that may be used periodically by management when discussing the Company's financial results with investors and analysts.

Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 17,000 people worldwide.

                                      # # #


Contact: Lisa W. Rodriguez           (713) 693-4746
         Chief Financial Officer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford's prospects for its operations and the successful integration of the plan of restructuring, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.'s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand for and pricing of Weatherford's products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

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                         WEATHERFORD INTERNATIONAL LTD.
                   Consolidated Condensed Statements of Income
                      (In 000's, Except Per Share Amounts)

                                                            Three Months
                                                           Ended March 31,
                                                     --------------------------
                                                        2004             2003
                                                     ---------        ---------
Net Revenues:
    Drilling Services                                $ 403,719        $ 345,676
    Production Systems                                 323,087          243,662
                                                     ---------        ---------
                                                       726,806          589,338
                                                     ---------        ---------
Operating Income (Expense):
    Drilling Services                                   76,696           64,275
    Production Systems                                  35,463           30,635
    Research and Development                           (19,443)         (20,018)
    Equity in Earnings                                   5,253            4,562
    Corporate Expenses                                 (11,368)          (9,826)
                                                     ---------        ---------
                                                        86,601           69,628
Other Income (Expense):
    Other, Net                                             620           (2,571)
    Interest Expense, Net                              (15,781)         (20,808)
                                                     ---------        ---------
Income Before Income Taxes                              71,440           46,249
Provision for Income Taxes                             (18,835)         (12,719)
                                                     ---------        ---------
Net Income                                           $  52,605        $  33,530
                                                     =========        =========
Earnings Per Share:
  Basic                                              $    0.40        $    0.28
  Diluted                                            $    0.38        $    0.27

Weighted Average Shares Outstanding:
  Basic                                                132,312          121,185
  Diluted                                              146,950          126,523


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                 WEATHERFORD INTERNATIONAL LTD.
                    Supplemental Information
                           (In 000's)

                                                            Three Months
                                                           Ended March 31,
                                                      --------------------------
                                                        2004              2003
                                                      --------          --------
Geographic Revenues:
  Eastern Hemisphere                                  $276,947          $235,957
  United States                                        240,056           199,310
  Canada                                               143,049           108,608
  Latin America                                         66,754            45,463
                                                      --------          --------
                                                      $726,806          $589,338
                                                      ========          ========
Depreciation and Amortization:
  Drilling Services                                   $ 44,889          $ 42,425
  Production Systems                                    15,864            11,848
  Research and Development                               1,177             1,285
  Other                                                    584               728
                                                      --------          --------
                                                      $ 62,514          $ 56,286
                                                      ========          ========
Research and Development:
  Drilling Services                                   $  9,814          $ 10,096
  Production Systems                                     9,629             9,922
                                                      --------          --------
                                                      $ 19,443          $ 20,018
                                                      ========          ========